UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: December 9, 2009

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2009, the Board of Directors of ATP Oil & Gas Corporation (the “Company”) adopted the Third Amended and Restated Bylaws of the Company (the “New Bylaws”). The provisions of the New Bylaws reflecting changes from prior bylaw provisions include the following:

Texas Business Organizations Code. On January 1, 2010, The Texas Business Corporation Act (“TCBA”) will no longer apply to Texas corporations and the Texas Business Organizations Code (“TBOC”) will apply to all Texas corporations, including the Company. As a result, references throughout the Company’s bylaws to the TBCA were amended to the include the corresponding provisions of the TBOC in the New Bylaws.

Designation of Powers to Officers. In May 2008, the Company’s former president, T. Paul Bulmahn, was elected as our chief executive officer and vacated the office of president. Throughout the bylaws various powers are designated to the Company’s president and those provisions have been amended in the New Bylaws to also designate such powers to the Company’s chief executive officer.

Article II – Section 2. Quorum; Required vote for Shareholder Action, Adjournment of Meetings. To overcome the unintended result of broker non votes being counted as votes against a matter, ATP amended Article II – Section 2 to require that each matter be approved by the affirmative vote of a majority of the votes cast for, against or expressly abstaining from each matter, as contemplated by Section 21.363(b)(4) of the TBOC.

A copy of the Company’s Third Amended and Restated Bylaws, effective December 9, 2009, is attached to this Current Report on Form 8-K as Exhibit 3.1

Item 9.01. — Financial Statements and Exhibits

(d)	Exhibits

3.1	Third Amended and Restated Bylaws dated December 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: December 15, 2009	By:	/S/ ALBERT L. REESE, JR.
Albert L. Reese, Jr.
Chief Financial Officer

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